Exhibit 99.1

December 5, 2023

To: British Columbia Securities Commission

 Alberta Securities Commission

 Ontario Securities Commission

RE: SPHERE 3D CORP. - ANNUAL MEETING OF SHAREHOLDERS HELD ON DECEMBER 5, 2023 VOTING RESULTS

This report on the voting results of our Special Meeting of Shareholders held on December 5, 2023 is made in accordance with Section 11.3 of National Instrument 51-102 - Continuous Disclosure Obligations. Each of the matters set out below is described in greater detail in the Notice of Meeting and Proxy Statement dated as of November 10, 2023.

1. Election of Directors

On a vote taken regarding the election of directors, it was declared that the shareholders elected the following nominees as directors of Sphere 3D Corp. for the ensuing year or until their successors are duly elected or appointed. Voting results are as follows:

Nominees	Votes For	% For	Votes Withheld	% Withheld
David Danziger	3,400,322	94.964	180,318	5.036
Timothy Hanley	3,400,377	94.966	180,263	5.034
Susan Harnett	3,401,470	94.996	179,170	5.004
Vivekanand Mahadevan	3,398,727	94.920	181,913	5.080
Duncan J. McEwan	3,400,132	94.959	180,508	5.041
Patricia Trompeter	3,401,341	94.993	179,299	5.007

2. Appointment of Auditors

On a vote taken regarding the appointment of auditors, it was declared that the shareholders approved the appointment of MaloneBailey LLP as auditors of Sphere 3D Corp. for the ensuing year. Voting results are as follows:

Votes For	% For	Votes Withheld	% Withheld
5,644,477	94.695	316,245	5.305

No other matters were voted upon.

Yours very truly,

SPHERE 3D CORP.

/s/ Jason Meretsky
Jason Meretsky
Secretary of the Meeting